EXHIBIT 10(l)

                               FIRST AMENDMENT TO
                     HALLIBURTON COMPANY SENIOR EXECUTIVES'
                           DEFERRED COMPENSATION PLAN
                             AS AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 1996


         WHEREAS, HALLIBURTON COMPANY (the "Company") has heretofore adopted the HALLIBURTON COMPANY SENIOR EXECUTIVES' DEFERRED COMPENSATION
PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective January 1, 1996:

         1. Article II, Paragraph (L) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(L) "Excess Remuneration Account" shall mean an individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the Provisions of Article IV, Paragraph (H)."

         2. Article IV, Paragraph (H) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(H) The Compensation Committee may, in its discretion, allocate to the credit of a Participant an amount equal to the amount of any remuneration payable by the Employer to such Participant which would otherwise be treated as excessive employee remuneration under
         Section 162(m) of the Code for any Allocation Year, rather than paying any such excessive remuneration to such participant."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 30th day of November, 1995.


                                                   HALLIBURTON COMPANY



                                                   By: /s/ Thomas H. Cruikshank
                                                       Thomas H. Cruikshank
                                                       Chairman of the Board



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